United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2007

ALLOY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26023	04-3310676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 West 26th Street, 11th Floor

New York, NY 10001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 244-4307

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On April 20, 2007, Alloy, Inc., a Delaware corporation (“Alloy”), Alloy Media, LLC, a Delaware limited liability company and wholly-owned subsidiary of Alloy, Frontline Marketing, Inc., a Delaware corporation (“Frontline”), and the stockholders of Frontline entered into and closed an asset purchase agreement (the “Frontline Asset Purchase Agreement”), pursuant to which Alloy acquired the operating assets of Frontline. Contemporaneously with the execution and closing of the Frontline Asset Purchase Agreement, on April 20, 2007, Alloy, Alloy Media, LLC, and Jefferson Myers and Lili Mahlab, the sole stockholders of Frontline (the “Stockholders”), entered into and closed an asset purchase agreement (the “Stockholder Asset Purchase Agreement” and, together with the Frontline Asset Purchase Agreement”, the “Asset Purchase Agreements”)), pursuant to which Alloy acquired all of the Stockholders’ know-how, relationships, personal goodwill and related rights and assets developed in the in-store marketing business, including certain books, records, lists and other information with respect thereto.

Frontline is a national in-store advertising and display network comprising approximately 8,000 grocery stores. A copy of Alloy’s press release relating to this event is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the Asset Purchase Agreement, Alloy acquired the operating assets of Frontline and certain assets from Frontline’s shareholders in exchange for an aggregate purchase price of approximately $5.8 million, of which approximately $4.0 million was paid in cash and approximately $1.8 million was paid by the issuance of 150,000 shares of Alloy common stock, plus an additional potential earnout payment of up to $7.2 million based on the EBITDA performance of the acquired assets over the next three years. The earnout payment is payable at Alloy’s option in cash or a combination of cash and shares of Alloy common stock, with the maximum number of shares issuable being 50% of the earnout amount. The valuation of the 150,000 issued shares was based on the five-day average closing price of a share of Alloy common stock as quoted on the NASDAQ Global Market, namely $12.07 per share. Alloy has agreed to repurchase 112,500 of the 150,000 shares in 60 days at the issuance price of $12.07 if the average closing price of the Alloy common stock over the 60-day period is greater than $13.28 or less than $10.86.

Also on April 20, 2007, PRIMEDIA, Inc., a Delaware corporation (“PRIMEDIA”), Channel One Communications Corporation, a Delaware corporation and wholly-owned subsidiary of PRIMEDIA (“Channel One”), and Alloy C1 Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of Alloy (“Alloy C1 Acquisition”) entered into and closed an asset purchase agreement (the “Channel One Asset Purchase Agreement”), pursuant to which Alloy acquired the operating assets of Channel One from PRIMEDIA. Channel One is a leading provider of news and public affairs content to America’s secondary schools.

Pursuant to the Channel One Asset Purchase Agreement, Alloy acquired the operating assets of Channel One from PRIMEDIA, by assuming certain liabilities of Channel One. The fair market value of the assets acquired is approximately the value of the assumed liabilities, resulting in a fair market value of zero. A copy of Alloy’s press release relating to this event is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated April 20, 2007 announcing Alloy’s asset purchase of Frontline.

99.2	Press Release dated April 23, 2007 announcing Alloy’s asset purchase of Channel One.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY, INC.

Date: April 26, 2007	/s/ Matthew C. Diamond
Matthew C. Diamond Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
(d)	Exhibits.

99.1	Press Release dated April 20, 2007 announcing Alloy’s asset purchase of Frontline.

99.2	Press Release dated April 23, 2007 announcing Alloy’s asset purchase of Channel One.